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                                                                  EXHIBIT (10)q.

DIRECTORS RETIREMENT PROGRAM
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(a) PRIOR TO CHANGE OF CONTROL.   Outside directors who have served as non-
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    employee, outside directors on the SUPERVALU Board for at least four years, and who resign for any reason or are not re-elected, will receive an annual fee equal to the annual retainer fee for active directors on the date of leaving the Board. This annual fee is payable for the lesser of the number of years of Board service as an outside director or ten years, subject to the director being available to management for consultation services and engaging in no activity directly competitive to the Company's business.
    Upon the death of the director, any retirement compensation which has been earned shall be paid to the legal representative of the director's estate or to such person(s) as the director shall have instructed the Company by written instrument filed with the Secretary of the Company and signed by the director. This annual retirement fee will be paid quarterly and will commence when the outside director leaves the Board or at age 55, whichever is later.

(b) AFTER CHANGE OF CONTROL.  Outside directors who leave the Board for any
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    reason following a Change of Control will receive an annual fee equal to the annual retainer fee for active directors on the date of leaving. This annual fee is payable quarterly upon leaving the Board for the lesser of the number of years of Board service as an outside director or ten years, but not less than four years, subject to the director being available to management for consultation services and engaging in no activity directly competitive to the Company's business. Upon the death of the director, any retirement compensation which has been earned shall be paid to the legal representative of the director's estate or to such person(s) as the director shall have instructed the Company by written instrument filed with the Secretary of the Company and signed by the director. "Change of Control" shall have the meaning set forth in the SUPERVALU Stores, Inc. Executive Deferred Compensation Plan.